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                                                                    EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-148095), and the Registration Statement on Form S-8 (File No. 333-140669) of our report dated June 30, 2008, relating to our audits of the financial statements and financial statement schedules of Ivivi Technologies, Inc. (the "Corporation") included in the Corporation's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008.


/S/ RAICH ENDE MALTER & CO. LLP

East Meadow, New York
June 30, 2008